EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
ABM Industries Incorporated:

We consent to the incorporation by reference in the registration statements listed below of ABM Industries Incorporated of our report, dated December 22, 2009, with respect to the consolidated balance sheets of ABM Industries Incorporated and subsidiaries as of October 31, 2009 and 2008, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended October 31, 2009, and the related financial statement Schedule II, and the effectiveness of internal control over financial reporting as of October 31, 2009, which report appears in the October 31, 2009 annual report on Form 10-K of ABM Industries Incorporated.

Registration No.	Form	Plan

333-78423	S-8	“Age-Vested” Career Stock Option Plan
333-78421	S-8	“Time-Vested” Incentive Stock Option Plan
333-48857	S-8	1996 Price-Vested Performance Stock Option Plan
333-85390	S-8	2002 Price-Vested Performance Stock Option Plan
333-116487	S-8	2004 Employee Stock Purchase Plan
333-137241	S-8	2006 Equity Incentive Plan
333-159770	S-8	2006 Equity Incentive Plan

/s/ KPMG LLP
KPMG LLP

New York, New York
December 22, 2009